Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders



Nuveen All Cap Energy MLP Opportunities Fund
811-22877

A special meeting of shareholders was held in the offices of Nuveen Investments on August 5, 2014 for the above-referenced fund. The meeting was subsequently adjourned to August 15, 2014, September 19, 2014, September 29, 2014, October 15, 2014, October 31, 2014 and again to November 7, 2014. At this meeting the shareholders were asked to vote to approve a new investment management agreement and to approve a new sub-advisory agreement.


The results of the shareholder votes
are as follows:

<c> Common shares

To approve a new investment
management agreement


   For
           6,018,921
   Against
              140,741
   Abstain
              248,881
   Broker Non-Votes
                        -
      Total
           6,408,543


To approve a new sub-advisory
 agreement


   For
           5,978,506
   Against
              155,080
   Abstain
              274,957
   Broker Non-Votes
                        -
      Total
           6,408,543




Proxy materials are herein incorporated by reference to the SEC filing under Conformed Submission Type DEF 14A, accession number 0001193125-14-236554, on June 16, 2014.